                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------
IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON SHOULD YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.
--------------------------------------------------------------------------------


                                  JAYCOR, INC.
                            PROXY FOR SPECIAL MEETING
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Eric P. Wenaas and P. Randy Johnson, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of common stock of Jaycor, Inc. ("Jaycor") which the undersigned is entitled to vote at the special meeting of Jaycor to be held in the Jaycor headquarters, located at 3394 Carmel Mountain Road, San Diego,
California, 92121, on              , 2002, at            local time, and at
any adjournment or postponement thereof, (1) as hereinafter specified upon the proposal listed below and as more particularly described in the proxy
statement of Jaycor dated             , 2002, receipt of which is hereby
acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

         A vote FOR the following proposal is recommended by the Board of
Directors:


         1. To approve the Agreement and Plan of Merger and Reorganization by and among The Titan Corporation ("Titan"), Thunderbird Acquisition Corp. and Jaycor, dated as of January 21, 2002, to approve the related escrow agreement and to approve the merger pursuant to which Jaycor will become a wholly owned subsidiary of Titan.

             / / FOR                / / AGAINST                / / ABSTAIN


         2. With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

                                        The shares represented hereby shall be
                                        voted as specified. If no specification
                                        is made, such shares shall be voted FOR
                                        proposal 1.


                                        DATED:
                                              ---------------------------------
                                                    (Be sure to date Proxy)


                                              ---------------------------------
                                                  (Signature of Shareholder)


                                              ---------------------------------
                                                  (Signature of Shareholder)




PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATES, TRUSTS OR CORPORATIONS, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.